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                                                      EXHIBIT 4.5

                                              EXECUTION COPY

                                PLEDGE AGREEMENT


      THIS PLEDGE AGREEMENT ("Agreement") is made as of May 22, 1996 by Barden Development, Inc. an Indiana corporation, ("Pledgor"), and a member of THE MAJESTIC STAR CASINO, LLC, an Indiana limited liability company ("Majestic Star"),and IBJ Schroder Bank & Trust Company (the "Trustee"), for its benefit and the benefit of the "Holders" (as such term is defined in the "Indenture" defined below). Capitalized terms used herein and not herein defined shall have the same meanings assigned to such terms in the Indenture described below.

                              W I T N E S S E T H:

      WHEREAS, Majestic Star and the Trustee have entered into the Indenture dated as of May 22, 1996 (as amended, restated, supplemented or modified from time to time, the "Indenture"), pursuant to which Majestic Star and the Trustee have agreed to certain terms for the benefit of Majestic Star and the Holders;

      WHEREAS, the Pledgor, as a member of Majestic Star, will directly and indirectly receive substantial benefits by reason of the financial accommodations made by the Trustee and the Holders under the Indenture;

      WHEREAS, it is a condition precedent to the Indenture that this Agreement shall be executed and delivered by the Pledgor to the Trustee and that this Agreement shall be in full force and effect; and

      WHEREAS, the Pledgor desires to secure its "Liabilities" (as hereinafter defined) to the Holders by the grant to the Trustee on behalf of the Holders of a first priority security interest in the "Pledged Collateral" (as hereinafter defined);

      NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, the purchase of the "Notes" (as defined in the Indenture) by the Holders) heretofore, now or hereafter made to or for the benefit of Pledgor pursuant to the Indenture or any other agreement, instrument or document executed pursuant to or in connection

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therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,the Pledgor and the Trustee hereby agree as follows:

      1. Pledge. The Pledgor hereby pledges, grants and assigns to the Trustee, for the equal and ratable benefit of the Holders, and grants to the Trustee for the equal and ratable benefit of the Holders, a security interest in, the following (collectively, the "Pledged Collateral"):

            (a) (i) The membership interests of Pledgor in Majestic Star now or at any time or times hereafter owned by the Pledgor, and any certificates representing such membership interest in Majestic Star (such membership interest being identified on Exhibit A attached hereto and made a part hereof), (ii) all of the right, title and interest of the Pledgor in, to and under its respective percentage interest, shares or units as a member including, without limitation, Pledgor's interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of Majestic Star and the right to receive distributions of Majestic Star's cash, other property, assets, and all options and warrants for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the Certificate of Formation, the First Amended or Restated Operating Agreement or any of the other organizational documents (such documents hereinafter collectively referred to as the "Operating Agreements") of Majestic Star, or at law or in equity, or otherwise and (iii) any and all of the proceeds thereof (all of said membership interest, certificates, and warrants being hereinafter collectively referred to as the "Pledged Membership Interest") herewith delivered to the Trustee accompanied by the certificates or other writings evidencing the same, accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Trustee (such instruments being collectively referred to hereinafter as the "Powers") duly executed in blank, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interest;

            (b) Any additional membership interests in Majestic Star from time to time acquired by the Pledgor in any manner, and any certificates representing such additional membership interests or any additional percentage




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          interests, shares, units, options or warrants of membership interests in Majestic Star (any such additional interests shall constitute part of the Pledged Membership Interest and the Trustee is irrevocably authorized to amend Exhibit A from time to time to reflect such additional shares), and all options, warrants, distributions, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and will promptly thereafter deliver to the Trustee, a certificate duly executed by the Pledgor describing such percentage interests, certificates, units, options or warrants and certifying that the same have been duly pledged hereunder;

               (c) The property and interests in property described in Section 3 below; and

               (d) All proceeds of the foregoing.

               2. Security for Liabilities. The Pledged Collateral secures the prompt payment, performance and observance of (i) the Obligations under the Indenture (hereinafter referred to as the "Secured Obligations") and (ii) the Pledgor's obligations and liabilities under this Agreement and each agreement, document or instrument executed pursuant to or in connection with this Agreement (all such obligations and liabilities of the Pledgor and Majestic Star now or hereafter existing being hereinafter referred to as the "Liabilities").

               3.  Pledged Collateral Adjustments.  If, during the term of this
Agreement:

               (a) Any reclassification, readjustment or other change is declared or made in the capital structure of Majestic Star, or any option included within the Pledged Collateral is exercised, or both, or

               (b) Any subscription, warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional membership interests, certificates, warrants, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Trustee under the terms of this Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 3 shall be deemed to permit any distribution, issuance of


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additional membership interests, warrants, rights or options, reclassification, readjustment or other change in the capital structure of Majestic Star which is not expressly permitted in the Indenture.

      4. Subsequent Changes Affecting Pledged Collateral. The Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, cash distributions or other distributions, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Trustee nor any of the Holders shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Trustee may, after the occurrence of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Trustee may at any time exchange certificates or instruments representing or evidencing Pledged Membership Interests for certificates or instruments of smaller or larger denominations.

      5. Representations and Warranties. The Pledgor represents and warrants as follows:

            (a) The Pledgor is the sole legal and beneficial owner of the membership interests in Majestic Star pledged to the Trustee pursuant to this Agreement, free and clear of any Lien except for the security interest created by this Agreement;

            (b) This Agreement has been duly and validly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by moratorium laws from time to time in effect and general equitable principles;

            (c) Such Pledgor is the direct beneficial owner of the Pledged Collateral hereby pledged by it;


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            (d) The Pledgor owns such Pledged Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, except for the pledge and security interest granted to the Trustee and the Holders hereunder and any rights of the other members as set forth in the Majestic Star Articles of Organization and Operating Agreement (together, the "Organizational Documents");

            (e) The Pledgor shall cause Majestic Star to make a notation on its records, which notation shall indicate the security interest granted hereby, and such Pledgor agrees to execute and file financing statements pursuant to the Uniform Commercial Code and continuation statements as may be required to perfect the security interest granted hereby, and such Pledgor agrees to execute and deliver to Majestic Star a Pledge Instruction in the form of Exhibit B hereto;

            (f) The pledge of the Pledged Collateral hereby pledged by such Pledgor does not violate (1) the Operating Agreements of Majestic Star or any of the other organizational documents of Majestic Star, or any indenture, mortgage, bank loan or credit agreement to which such Pledgor or Majestic Star is a party or by which any of their respective properties or assets may be bound; or (2) any restriction on such transfer or encumbrance of such Pledged Collateral;

            (g) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral except as set forth in the Organizational Documents;

            (h) The Pledgor has the right to vote, pledge, assign and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens;

            (i) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority (as defined in the Security Agreement) is required either (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such



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       disposition by laws affecting the offering and sale of
       securities generally);

            (j) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and, upon filing of the financing statements referred to herein, a perfected security interest in the Pledged Collateral, in favor of the Trustee for the benefit of the Trustee and the Holders, securing the payment and performance of the Liabilities;


     6. Voting Rights and Other Powers. During the term of this Agreement, and except as provided in this Section 6 below, the Pledgor shall have (i) the right to vote the Pledged Membership Interest on all questions in a manner not inconsistent with the terms of this Agreement, the Indenture and any other agreement, instrument or document executed pursuant thereto or in connection therewith, and (ii) the right to be the member and manager of Majestic Star, and shall be entitled to exercise all managerial, election and other rights relating to the Pledged Collateral. After the occurrence and during the continuance of an Event of Default, the Trustee or the Trustee's nominee may, at the Trustee's or such nominee's option and following written notice ("Election Notice") from the Trustee to the Pledgor (x) exercise, or direct such Pledgor as to the exercise of (whereupon such Pledgor shall exercise as so directed) all voting, consent, managerial, election and other membership and manager rights to the Pledged Collateral of the Pledgor; such authorization shall constitute an irrevocable voting proxy from the Pledgor to the Trustee or, at the Trustee's option, to the Trustee's nominee; and (y) exercise, or direct such Pledgor as to the exercise of (whereupon the Pledgor shall exercise as so directed) any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral of the Pledgor as if the Trustee were the absolute owner thereof, all without liability except to account for property actually received by it, but the Trustee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. Under no circumstances shall the Trustee have, or be deemed to have or to have had, any right to exercise, or to direct the Pledgor to exercise, any voting, managerial, election or other rights of an owner of the Pledged Collateral, or arising under the Pledged Collateral, unless and until the Trustee shall have delivered to such Pledgor an Election Notice as described hereinabove.


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      7.  Cash and Other Distributions.  (a) So long as no Event of Default shall have occurred and be continuing:

            (i) The Pledgor shall be entitled to receive and retain any and all cash distributions and interest paid in respect of the Pledged Collateral (including a distribution of net cash flow) to the extent such distributions are not prohibited by the Indenture, provided, however, that any and all

                   (A) distributions and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                   (B) other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                   (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

       shall be Pledged Collateral, and shall be forthwith delivered to the Trustee to hold, for the benefit of the Trustee and the Holders, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Trustee, for the benefit of the Trustee and the Holders, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement); and

            (ii) The Trustee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the distributions or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

  (b) After the occurrence and during the continuance of an Event of Default:


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            (i)  All rights of the Pledgor to receive the distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Trustee, for the benefit of the Trustee and the Holders, which shall thereupon have the sole right to receive and hold as Pledged Collateral such distributions and interest payments;

            (ii) All distributions and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this
       Section 7(b) shall be received in trust for the Trustee, for the benefit of the Trustee and the Holders, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsements).

     8. Transfers and Other Liens. The Pledgor agrees that it will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Trustee, or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement. To the extent additional or different members of Majestic Star are permitted, Pledgor shall cause as a condition to permitting such entity to become a member that the new member consent to (i) the terms of this Agreement applicable to such new member; (ii) the Pledge and assignment of the Pledged Collateral; and (iii) the rights granted hereunder for the Trustee to become the/a member of Majestic Star at its election.

     9. Remedies. (a) The Trustee shall have, in addition to any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of Indiana. After the occurrence and during the continuance of an Event of Default and following written notice to the Pledgor, the Trustee (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Trustee were the outright owner thereof and the sole member and manager of Majestic Star, the Pledgor hereby irrevocably


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constituting and appointing the Trustee as the proxy and attorney-in-fact of the
Pledgor, with full power of substitution to do so, such proxy becoming effective upon the occurrence of an Event of Default and following written notice thereof; provided, however, that the Trustee shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. In addition, after the occurrence of an Event of Default, the Trustee shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Trustee or which the Trustee shall otherwise have the ability to transfer under applicable law, the Trustee may, in its sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Trustee and each of the Holders may, in its own name, or in the name of a designee or nominee, buy the Pledged
Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Trustee all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Trustee agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Indenture and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

      (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the


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Pledgor as provided in Section 25 below at least five (5) Business Days before the time of the sale or disposition; provided, however, that Trustee may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

      (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, the Pledgor agrees that after the occurrence of an Event of Default, the Trustee may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Trustee may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Trustee, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Trustee solicits such offers from not less than four (4) such investors, then the acceptance by the Trustee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Trustee solicit offers from four or more investors in order for the sale to be commercially reasonable.

      10. Security Interest Absolute. All rights of the Trustee and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (i) Any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

            (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Indenture;

            (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Liabilities; or


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            (iv)  any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities or of this Agreement.

      11. Trustee Appointed Attorney-in-Fact. The Pledgor hereby appoints the Trustee its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, after the occurrence and during the continuance of an Event of Default, from time to time in the Trustee's sole discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any cash distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, to exercise all rights of a member and manager (upon the election of the Trustee) such as all voting, consent, managerial and other member rights, and to arrange for the transfer of all or any part of the Pledged Collateral on the books of Majestic Star to the name of the Trustee or the Trustee's nominee.

      12. Waivers. The Pledgor waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or default with respect to any of the Liabilities and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Indenture.

      13. Term. This Agreement shall remain in full force and effect until the Liabilities (other than continuing indemnity obligations) have been fully and indefeasibly paid in cash and the Indenture has terminated pursuant to its terms. Upon the termination of this Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Trustee will release the security interest created hereunder and, if it then has possession of the Pledged Membership Interest, will deliver the Pledged Membership Interest and the Powers to the Pledgor.

      14. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

      15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgor, the Trustee, for the benefit of itself and the Holders, and their respective successors and assigns. The Pledgor's successors and


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assigns shall include, without limitation, a receiver, trustee or debtor-in-
possession of or for the Pledgor.

      16. GOVERNING LAW. ANY DISPUTE BETWEEN THE TRUSTEE AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE CONFLICTS OF LAW PROVISIONS, OF THE STATE OF INDIANA.

      17. Consent to Jurisdiction; Counterclaims; Forum Non Conveniens. (A) NON-EXCLUSIVE JURISDICTION. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, BUT THE PLEDGOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK.

      (B) OTHER JURISDICTIONS. PLEDGOR AGREES THAT THE TRUSTEE OR ANY HOLDER SHALL HAVE THE RIGHT TO PROCEED AGAINST PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE PLEDGOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

      (C) INCONVENIENT FORUM. THE PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN NEW YORK, NEW YORK.


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      18.  Service of Process.  The Pledgor waives personal service of any process upon it and, as security for the Liabilities, irrevocably appoints CT Corporation System, One North Capital Avenue, Indianapolis, Indiana 46204 as its registered agent for the purpose of accepting service of process issued by any court.

      19. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE TRUSTEE WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE TRUSTEE AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE PLEDGOR OR THE TRUSTEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      20. Waiver of Bond. The Pledgor waives the posting of any bond otherwise required of the Trustee in connection with any judicial process or proceeding to realize on the Pledged Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Trustee, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other agreement or document between the Trustee and the Pledgor.

      21. Advice of Counsel. The Pledgor represents and warrants to the Trustee and the Holders that it has consulted with its legal counsel regarding all waivers under this Agreement, including without limitation those under Section 12 and Sections 16 through 20 hereof, that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Trustee and the Holders to extend the indebtedness secured hereby.

      22. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     23. Further Assurances. The Pledgor agrees that it will cooperate with the Trustee and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Trustee may reasonably request from time to time in order to carry out the provisions and purposes of this Agreement.

      24. The Trustee's Duty of Care. The Trustee shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Trustee's (i) gross negligence or willful misconduct, or
 (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Trustee's possession. Without limiting the generality of the foregoing, the Trustee shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Liabilities secured hereby.

      25. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be made in writing or by a telecommunications device capable of creating a written record and shall be addressed to the party to be notified as follows:

       if to the Pledgor, at

          Barden Development, Inc.
          400 Renaissance Center
          Suite 2400
          Detroit, Michigan  48243
          Attention: Kenneth L. Kramer
                     Vice President
          if to the Trustee, at

              IBJ Schroder Bank & Trust Company
              One State Street
              New York, New York  10004
              Attention:  Corporate Trust Administration


 or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) when sent after receipt of confirmation of answer back if sent by telecopy; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) one
 (1) business day after deposit with a reputable overnight courier service, with all charges prepaid.

      26. Amendments, Etc. Except as otherwise provided by the Indenture, the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) shall be required to amend, modify, supplement, or waive any provision of this Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      27. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

      28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

      29. Merger. This Agreement represents the final agreement of the Pledgor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Pledgor and the Trustee or any Holder.

      30. Gaming Laws. (a) Each of the provisions of this Agreement is subject to, and shall be enforced in compliance with, the provisions of any applicable laws, including, without limitation, the rules and regulations of the Indiana Gaming Commission (together with the Indiana Riverboat Gambling Act, the "Gaming Laws").

      (b) The Trustee acknowledges, understands and agrees that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under the Agreement with respect to the Pledged Collateral subject to the Gaming Laws.

      (c) If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by the Trustee in the exercise of its rights hereunder, then Pledgor agrees to use its reasonable best efforts to secure such consent and to cooperate with the Trustee in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, Pledgor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee may be required to file in order to obtain any necessary approvals under the Gaming Laws, and if Pledgor fails or refuses to execute such documents, the Trustee or the clerk of the court with jurisdiction may execute such documents on behalf of Pledgor.

      (d) Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in Pledgor or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Pledgor, under any of the Gaming Laws, including Indiana Code 4-33.

      31. Interaction with Indenture. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

      32. Trust Indenture Act. If any provision of this Agreement conflicts with any provision of the Trust Indenture Act, the provisions of the Trust Indenture Act shall control.

      33. Appointment of Collateral Agent. The Trustee may, solely at its discretion, appoint a collateral agent to enforce the rights and remedies available to the Trustee under this Agreement.

      IN WITNESS WHEREOF, the Pledgor and the Trustee have executed this Agreement as of the date set forth above.

 BARDEN DEVELOPMENT, INC.
   as the Pledgor




By: Kenneth L. Kramer
    ----------------------------
    Name: Kenneth L. Kramer
    Title: Vice President


                                       IBJ SCHRODER BANK & TRUST COMPANY,
                                       as Trustee



                                       By: Nancy R. Besse'
                                           -----------------------------
                                           Name: Nancy R. Besse'
                                           Title: Vice President

                                 ACKNOWLEDGMENT


      The undersigned hereby acknowledges receipt of a copy of the foregoing Agreement, agrees promptly to note on its books the security interests and assignment granted under such Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Agreement in connection with the registration of any Pledged Collateral in the name of the Trustee or its nominee or the exercise of voting rights by the Trustee or its nominee.


The Majestic Star Casino, LLC
By: Barden Development, Inc.


By: /s/ Kenneth L. Kramer
   -------------------------------
   Name: Kenneth L. Kramer
   Title: Vice President

                                   EXHIBIT A
                                       to
                                PLEDGE AGREEMENT
                            dated as of May 22, 1996



                          Pledged Membership Interests
                          ----------------------------



                                 Percentage of
                              Membership Interest
Name                             by the Pledgor
- ----                             --------------

The Majestic Star Casino, LLC        85%

                                   EXHIBIT B
                                       to
                                PLEDGE AGREEMENT
                            dated as of May 22, 1996

                         Instruction in Connection with
                           Uncertificated Securities

                                  May 22, 1996

Limited Liability Company:

The Majestic Star Casino, LLC


                                        MEMBERSHIP INTEREST OWNER:
                                        BARDEN DEVELOPMENT, INC.
                                        400 Renaissance Center
                                        Suite 2400
                                        Detroit, Michigan  48243

      Reference is hereby made to that certain Pledge Agreement dated as of May 22, 1996 (the "Pledge") between Barden Development, Inc. ("Interest Owner"), a member of The Majestic Star Casino, LLC. ("Majestic Star") and IBJ Schroder Bank & Trust Company as Trustee, as pledgee ("Pledgee").

      1. Pledge Instructions. Majestic Star is hereby instructed by the Interest Owner to register all of the Interest Owner's right, title and interest in and to all of the Interest Owner's rights in connection with any membership interest in Majestic Star now and hereafter owned by the Interest Owner as subject to a pledge (or assignment) in favor of Pledgee who, upon such registration of pledge, shall become the registered pledgee (or assignee) of the membership interests with all rights incident thereto.

      2. Initial Transaction Statement. Majestic Star is further instructed by the Interest Owner to promptly inform Pledgee of the registration of the pledge by sending the initial transaction statement, in the form attached hereto as Annex A, to Pledgee at its office located at One State Street, New York, New York 10004.

      3. Warranties of the Interest Owner. The Interest Owner hereby warrants that (i) the Interest Owner is an appropriate person to originate this instruction; (ii) the

Interest Owner is entitled to effect the instruction here given; and (iii) the Interest Owner's taxpayer identification number is 35-1904135.

      IN WITNESS WHEREOF, the Interest Owner has caused this Pledge Instruction to be duly signed and delivered by its officer duly authorized as of the date first above written.

                                            BARDEN DEVELOPMENT, INC.

                                            By:__________________________
                                            Title:_______________________

                    CONSENT OF THE LIMITED LIABILITY COMPANY

      The undersigned,______________________________________________________,
 in his/her capacity as____________ of the manager of Majestic Star
 (in such capacity, the "Authorized Officer") hereby certifies that Majestic Star consents and agrees to cause to be registered on the books and records of Majestic Star the pledge of the membership interests referenced above and further agrees that upon receipt of written notice from the Pledgee that a default by the Interest Owner under the terms of any of the loan documents between the Interest Owner and Pledgee has occurred and is continuing, Majestic Star shall pay and remit to the Pledgee all distributions and other amounts payable to the Interest Owner upon redemption, termination and dissolution of Majestic Star or otherwise and will otherwise act in accordance with the instructions of the Pledgee without seeking further consent from the Interest Owner.

                                    THE MAJESTIC STAR CASINO, LLC
                                    By: Barden Development, Inc.
                                    By:_________________________
                                    Name:_______________________
                                    Title:______________________

                                    Annex A
                                       to
                               Pledge Instruction

                     Form of Initial Transaction Statement

IBJ Schroder Bank & Trust Company, as Trustee
One State Street
New York, New York
Attention: Corporate Trust Administration

     Reference is hereby made to that certain Pledge Agreement dated as of May 22, 1996 (the "Pledge") between Barden Development, Inc. ("Interest Owner"), a member of The Majestic Star Casino, LLC ("Majestic Star") and IBJ Schroder Bank & Trust Company as Trustee, as pledgee ("Pledgee").

     On ___________, 199_, Majestic Star caused the pledge (or assignment) of [number and description of Membership Interests] ("Membership Interests") by Interest Owner in favor of the Pledgee to be registered on the books and records of Majestic Star. Except for the pledge in favor of the Pledgor, to the knowledge of Majestic Star, there are no liens, restrictions or adverse claims (as to which Majestic Star has a duty under Section 8-403 of the Uniform Commercial Code) to which the Membership Interests are, or may be subject, as of the date hereof.

     The name of the owner of record of the Membership Interests is the Interest Owner. The address of the Interest Owner is set forth above. The taxpayer identification number of the Interest Owner is 35-1904135.

     The name of the registered pledgee of the Membership Interests is IBJ Schroder Bank & Trust Company, as Trustee, for its benefit and the benefit of Holders. The address of the Pledgee is set forth above. The taxpayer identification number of the Pledgee is 13-5375195.

     THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENTS. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                      BARDEN DEVELOPMENT, INC.

                                      By:______________________
                                      Name:____________________
                                      Title:___________________

                                  EXHIBIT B
           INSTRUCTION IN CONNECTION WITH UNCERTIFICATED SECURITIES

                         Instruction in Connection with
                           Uncertificated Securities

                                  May 22, 1996

Limited Liability Company:

The Majestic Star Casino, LLC


                                      MEMBERSHIP INTEREST OWNER:
                                      BARDEN DEVELOPMENT, INC.
                                      400 Renaissance Center
                                      Suite 2400
                                      Detroit, Michigan  48243

     Reference is hereby made to that certain Pledge Agreement dated as of May 22, 1996 (the "Pledge") between Barden Development, Inc. ("Interest Owner"), a member of The Majestic Star Casino, LLC. ("Majestic Star") and IBJ Schroder Bank & Trust Company as Trustee, as pledgee ("Pledgee").

     1. Pledge Instructions. Majestic Star is hereby instructed by the Interest Owner to register all of the Interest Owner's right, title and interest in and to all of the Interest Owner's rights in connection with any membership interest in Majestic Star now and hereafter owned by the Interest Owner as subject to a pledge in favor of Pledgee who, upon such registration of pledge, shall become the registered pledgee of the membership interests with all rights incident thereto.

     2. Initial Transaction Statement. Majestic Star is further instructed by the Interest Owner to promptly inform Pledgee of the registration of the pledge by sending the initial transaction statement, in the form attached hereto as Annex A, to Pledgee at its office located at One State Street, New York, New York 10004.

     3. Warranties of the Interest Owner. The Interest Owner hereby warrants that (i) the Interest Owner is an appropriate person to originate this instruction; (ii) the Interest Owner is entitled to effect the instruction here given; and (iii) the Interest Owner's taxpayer identification number is 35-1904135.

     IN WITNESS WHEREOF, the Interest Owner has caused this Pledge Instruction to be duly signed and delivered by its officer duly authorized as of the date first above written.

                             BARDEN DEVELOPMENT, INC.

                             By: Kenneth L. Kramer
                                --------------------------

                             Title: Vice President
                                   ----------------------



                    CONSENT OF THE LIMITED LIABILITY COMPANY

        The undersigned, Kenneth L. Kramer, in his/her capacity as of the manager of Majestic Star (in such capacity, the "Authorized Officer") hereby certifies that Majestic Star consents and agrees to cause to be registered on the books and records of Majestic Star the pledge of the membership interests referenced above and further agrees that upon receipt of written notice from the Pledgee that a default by the Interest Owner under the terms of any of the loan documents between the Interest Owner and Pledgee has occurred and is continuing, Majestic Star shall pay and remit to the Pledgee all distributions and other amounts payable to the Interest Owner upon redemption, termination and dissolution of Majestic Star or otherwise and will otherwise act in accordance with the instructions of the Pledgee without seeking further consent from the Interest Owner.

                             THE MAJESTIC STAR CASINO, LLC
                             By: Barden Development, Inc.
                             By: Kenneth L. Kramer
                             Name: Kenneth L. Kramer
                             Title: Vice President

                                    Annex A
                                       to
                               Pledge Instruction

                     Form of Initial Transaction Statement

IBJ Schroder Bank & Trust Company, as Trustee
One State Street
New York, New York
Attention: Corporate Trust Administration

     Reference is hereby made to that certain Pledge Agreement dated as of May 22, 1996 (the "Pledge") between Barden Development, Inc. ("Interest Owner"), a member of The Majestic Star Casino, LLC ("Majestic Star") and IBJ Schroder Bank & Trust Company as Trustee, as pledgee ("Pledgee").

     On ___________, 199_, Majestic Star caused the pledge (or assignment) of [number and description of Membership Interests] ("Membership Interests") by Interest Owner in favor of the Pledgee to be registered on the books and records of Majestic Star. Except for the pledge in favor of the Pledgor, to the knowledge of Majestic Star, there are no liens, restrictions or adverse claims (as to which Majestic Star has a duty under Section 8-403 of the Uniform Commercial Code) to which the Membership Interests are, or may be subject, as of the date hereof.

     The name of the owner of record of the Membership Interests is the Interest Owner. The address of the Interest Owner is set forth above. The taxpayer identification number of the Interest Owner is 35-1904135.

     The name of the registered pledgee of the Membership Interests is IBJ Schroder Bank & Trust Company, as Trustee, for its benefit and the benefit of Holders. The address of the Pledgee is set forth above. The taxpayer identification number of the Pledgee is 13-5375195.

     THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENTS. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                      BARDEN DEVELOPMENT, INC.

                                      By:______________________
                                      Name:____________________
                                      Title:___________________

                              ANNEX A TO EXHIBIT B
                         INITIAL TRANSACTION STATEMENT

Initial Transaction Statement

IBJ Schroder Bank & Trust Company, as Trustee
One State Street
New York, New York
Attention: Corporate Trust Administration

     Reference is hereby made to that certain Pledge Agreement dated as of May 22, 1996 (the "Pledge") between Barden Development, Inc. ("Interest Owner"), a member of The Majestic Star Casino, LLC ("Majestic Star") and IBJ Schroder Bank & Trust Company as Trustee, as pledgee ("Pledgee").

     On May 22, 1996, Majestic Star caused the pledge of the entire membership interest of the Interest Owner in The Majestic Star Casino, LLC (as described in the Pledge, the "Membership Interests") by Interest Owner in favor of the Pledgee to be registered on the books and records of Majestic Star. Except for the pledge in favor of the Pledgor, to the knowledge of Majestic Star, there are no liens, restrictions or adverse claims (as to which Majestic Star has a duty under Section 8-403 of the Uniform Commercial Code) to which the Membership Interests are, or may be subject, as of the date hereof.

     The name of the owner of record of the Membership Interests is the Interest Owner. The address of the Interest Owner is set forth above. The taxpayer identification number of the Interest Owner is 35-1904135.

     The name of the registered pledgee of the Membership Interests is IBJ Schroder Bank & Trust Company, as Trustee, for its benefit and the benefit of Holders. The address of the Pledgee is set forth above. The taxpayer identification number of the Pledgee is 13-5375195.

     THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENTS. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                   BARDEN DEVELOPMENT, INC.

                                   By: Kenneth L. Kramer
                                   Name: Kenneth L. Kramer
                                   Title:  Vice President